Gibraltar Acquires TerraSmart for $220 Million

Transaction expected to be immediately accretive to earnings
Also acquired Sunfig for $3.75 Million
Expects 5-year solar revenue to exceed $700 Million
Management to hold conference call at 9am ET today

Buffalo, New York, January 4, 2021 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leader in the renewable energy, conservation, residential, industrial and infrastructure markets, today announced the further expansion of its solar energy portfolio through the acquisitions of TerraSmart and Sunfig. TerraSmart, the leading provider of screw-based, ground-mount solar racking technology, particularly used for solar projects installed on challenging terrain, was acquired for $220 million, subject to working capital adjustments. Sunfig, a provider of software solutions that optimize solar energy investments through upstream design, performance, and financial modeling, was acquired for $3.75 million in cash.

Key strategic benefits of these transactions:
1.Strengthen Gibraltar’s position as the largest turnkey provider in the domestic solar energy market with the broadest portfolio of ground-mount infrastructure, tracker, and design software solutions, serving customers of any type and/or size on any terrain.
2.Accelerate Gibraltar’s contribution toward the broader effort of making renewable energy more readily available for everyone, everywhere.
3.Scale Gibraltar to a $700 million solar energy platform within its Renewable Energy and Conservation segment over the next five years, enhancing Gibraltar’s revenue growth and margin profile and demonstrating the company’s commitment to increasing its participation in higher value and faster growing markets.

“Adding TerraSmart and Sunfig to our existing solar business significantly increases our presence in the $14.3 billion domestic solar energy market, strengthens our renewable energy platform, and advances our ambition to deliver higher growth and returns,” said President and Chief Executive Officer Bill Bosway. “Equally important, this continued investment demonstrates our ongoing commitment to making solar energy the best choice in energy production. We are very excited to have the TerraSmart and Sunfig teams join Gibraltar and help us advance our vision of creating meaningful value for our people, our communities and our shareholders.”

TerraSmart
TerraSmart is the leading provider of screw-based, ground-mount solar racking technology with over ten years of experience in the design, engineering, and manufacturing of turnkey field solutions marketed under the GLIDE (fixed-tilt) and TerraTrak (single-axis tracker) brand names. Its innovative, integrated, and proprietary screw-based racking solutions offer rapid installation on any terrain. TerraSmart is headquartered in Fort Myers, FL, with field operations in Phoenix, AZ and Selkirk, NY, and manufacturing in Columbus, OH.

TerraSmart is expected to record 2020 revenue and Adjusted EBITDA of approximately $150-$155 million and $26-$28 million. Gibraltar expects its solar energy platform within its Renewable Energy and Conservation segment to surpass $700 million in organic revenue by 2025 from an anticipated pro forma fiscal 2020 revenue base of approximately $400 million.

Sunfig
Sunfig provides software solutions to optimize solar energy investments and increase project return through upstream design, performance, and financial modeling. Key offerings include:
–Sunfig Instant Feasibility Tool (SIFT), a web-based software solution that optimizes solar project design for maximum financial return in real time using data and analytics.
–APIs that integrate directly into existing software, tools, and processes. APIs include automated layout for ground mount and commercial rooftops, DC and AC coupled storage modeling, performance and financial modeling, and topography analysis.
–Development services to help optimized increasingly complex contract and project requirements.

Transaction Highlights
On December 11, 2020, Gibraltar paid $3.75 million in cash for Sunfig.

On December 31, 2020, Gibraltar paid $228.2 million for TerraSmart, which represents the $220.0 million purchase price, increased by approximately $8.2 million for the estimated working capital adjustments, using a $85.0 million draw on its revolving credit facility and the assumption of $0.6 million of debt, with the remainder from cash on hand.

The combined transactions are expected to be immediately accretive to earnings.

Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com or dial (877) 407-3088 or (201) 389-0927. Presentation slides referenced during the conference call will be available for download on the website. A replay of the webcast and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial, and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures

This press release includes adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). Adjusted EBITDA excludes special charges consisting of transaction related costs, costs incurred on new product development and other reclassifications. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between other companies. Adjusted EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Investor Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

Press Contact:
KemperLesnik
Michelle Press
(773) 612-3166
Michelle.Press@KemperLesnik.com